MARKEL CORPORATION
Issuer
TO
THE BANK OF NEW YORK MELLON
(as successor to The Chase Manhattan Bank)
Trustee

---------------------------------

Fourteenth Supplemental Indenture
Dated as of September 17, 2019
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$300,000,000
3.350% Senior Notes due 2029

i

THIS FOURTEENTH SUPPLEMENTAL INDENTURE is made as of September 17, 2019, by and between MARKEL CORPORATION, a Virginia corporation, having its principal office at 4521 Highwoods Parkway, Glen Allen, Virginia 23060 (the “Company”), and THE BANK OF NEW YORK MELLON (as successor to THE CHASE MANHATTAN BANK), a New York banking corporation, as Trustee (herein called the “Trustee”).
W I T N E S S E T H:
WHEREAS, the Company has heretofore entered into a Senior Indenture, dated as of June 5, 2001 (the “Original Indenture”), as heretofore supplemented and amended, with the Trustee;
WHEREAS, the Original Indenture is incorporated herein by this reference and the Original Indenture, as heretofore supplemented and amended and as further supplemented by this Fourteenth Supplemental Indenture, is herein called the “Indenture”;
WHEREAS, under the Original Indenture, a new series of Securities may at any time be established in accordance with the provisions of the Original Indenture and the terms of such series may be described by a supplemental indenture executed by the Company and the Trustee;
WHEREAS, the Company proposes to create under the Indenture a series of Securities;
WHEREAS, additional Securities of other series hereafter established, except as may be limited in the Original Indenture as at the time supplemented and modified, may be issued from time to time pursuant to the Indenture as at the time supplemented and modified; and
WHEREAS, all conditions necessary to authorize the execution and delivery of this Fourteenth Supplemental Indenture and to make it a valid and binding obligation of the Company have been done or performed.
NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:
ARTICLE I
3.350% SENIOR NOTES DUE 2029
SECTION 101.    Establishment. There is hereby established a new series of Securities to be issued under the Indenture, to be designated as the Company’s 3.350% Senior Notes due 2029 (the “3.350% Senior Notes”).
There are to be authenticated and delivered $300,000,000 principal amount of 3.350% Senior Notes, and such principal amount of the 3.350% Senior Notes may be increased from time to time pursuant to Section 301 of the Indenture. All 3.350% Senior Notes need not be issued at the same time and such series may be reopened at any time, without the consent of any Holder, for issuances of additional 3.350% Senior Notes. Any such additional 3.350% Senior Notes will have the same interest rate, maturity and other terms as those initially issued. Further 3.350% Senior Notes may also be authenticated and delivered as provided by Sections 304, 305, 306 or 905 of the Original Indenture.
The 3.350% Senior Notes shall be issued in definitive fully registered form without coupons, in substantially the form set out in Exhibit A hereto. The entire initially issued principal amount of the 3.350% Senior Notes shall initially be evidenced by one or more certificates issued to Cede & Co., as nominee for The Depository Trust Company.
The form of the Trustee’s Certificate of Authentication for the 3.350% Senior Notes shall be in substantially the form set forth in Exhibit B hereto.
Each 3.350% Senior Note shall be dated the date of authentication thereof and shall bear interest from the Original Issue Date or from the most recent Interest Payment Date to which interest has been paid or duly provided for.
SECTION 102.    Definitions. The following defined terms used herein shall, unless the context otherwise requires, have the meanings specified below. Capitalized terms used herein for which no definition is provided herein shall have the meanings set forth in the Original Indenture.
“Business Day” means a day other than (i) a Saturday or a Sunday, (ii) a day on which banks in New York, New York are authorized or obligated by law or executive order to remain closed or (iii) a day on which the Corporate Trust Office is closed for business.
“Comparable Treasury Issue” means the United States Treasury security selected by a Reference Treasury Dealer as having an actual or interpolated maturity comparable to the remaining term of the 3.350% Senior Notes called for redemption (assuming, for this purpose, that the 3.350% Senior Notes matured on the Par Call Date), that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the 3.350% Senior Notes called for redemption (assuming, for this purpose, that the 3.350% Senior Notes matured on the Par Call Date).
“Comparable Treasury Price” means, with respect to any applicable Redemption Date, the average, as determined by the Company, of the Reference Treasury Dealer Quotations for that Redemption Date.
“Corporate Trust Office” means the office of the Trustee at which at any particular time its corporate trust business shall be principally administered in the Borough of Manhattan, The City of New York, which office at the date of original execution of this Indenture is located at 240 Greenwich Street, 7th Floor, New York, New York 10286.
“DTC” means The Depository Trust Company, a limited purpose trust company organized under New York Banking Law.
“Interest Payment Dates” means March 17 and September 17 of each year, commencing on March 17, 2020.
“Lien” means any mortgage, lien, pledge, security interest or other encumbrance of any kind.

“Material Subsidiary” means a Subsidiary of the Company whose total assets (as determined in accordance with GAAP) represent at least 20% of the total assets of the Company on a consolidated basis.
“Original Issue Date” means September 17, 2019.
“Outstanding”, when used with respect to the 3.350% Senior Notes, means, as of the date of determination, all 3.350% Senior Notes, theretofore authenticated and delivered under the Indenture, except:
(i)    3.350% Senior Notes theretofore canceled by the Trustee or delivered to the Trustee for cancellation;
(ii)    3.350% Senior Notes for whose payment at Maturity the necessary amount of money or money’s worth has been theretofore deposited (other than pursuant to Section 402 of the Original Indenture) with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such 3.350% Senior Notes;
(iii)    3.350% Senior Notes with respect to which the Company has effected defeasance, or covenant defeasance has been effected, pursuant to Section 402 of the Original Indenture; and
(iv)    3.350% Senior Notes that have been paid pursuant to Section 306 of the Original Indenture or in exchange for or in lieu of which other 3.350% Senior Notes have been authenticated and delivered pursuant to the Indenture, other than any such 3.350% Senior Notes in respect of which there shall have been presented to the Trustee proof satisfactory to it that such 3.350% Senior Notes are held by a bona fide purchaser in whose hands such 3.350% Senior Notes are valid obligations of the Company; provided, however, that in determining whether the Holders of the requisite principal amount of Outstanding 3.350% Senior Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder or are present at a meeting of Holders of 3.350% Senior Notes for quorum purposes, 3.350% Senior Notes owned by the Company or any other obligor upon the 3.350% Senior Notes or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in making any such determination or relying upon any such request, demand, authorization, direction, notice, consent or waiver, only 3.350% Senior Notes which a Responsible Officer of the Trustee knows to be so owned shall be so disregarded. 3.350% Senior Notes so owned which shall have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee (A) the pledgee’s right so to act with respect to such 3.350% Senior Notes and (B) that the pledgee is not the Company or any other obligor upon the 3.350% Senior Notes or an Affiliate of the Company or such other obligor.
“Par Call Date” means June 17, 2029, the date that is three months prior to the Stated Maturity of the 3.350% Senior Notes.

“Reference Treasury Dealer” means each of Wells Fargo Securities, LLC, Citigroup Global Markets Inc. and J.P. Morgan Securities LLC and one other U.S. Government securities dealer selected by the Company, and each of their respective successors.
“Reference Treasury Dealer Quotations” means, on any applicable Redemption Date, the average, as determined by the Company, of the bid and asked prices for the Comparable Treasury Issue related to the 3.350% Senior Notes being redeemed (expressed in each case as a percentage of its principal amount) quoted in writing to the Company by each Reference Treasury Dealer at 3:30 p.m., New York City time, on the third Business Day preceding that Redemption Date.
“Regular Record Date” means, with respect to each Interest Payment Date, the close of business on the Business Day preceding such Interest Payment Date; provided that with respect to 3.350% Senior Notes that are not represented by one or more Global Securities, the Regular Record Date shall be the close of business on the 15th calendar day (whether or not a Business Day) preceding such Interest Payment Date.
“Remaining Scheduled Payments” means the remaining scheduled payments of principal of and interest on the 3.350% Senior Notes called for redemption that would be due after the related Redemption Date but for that redemption (assuming, for this purpose, that the 3.350% Senior Notes matured on the Par Call Date). If that Redemption Date is not an interest payment date with respect to the 3.350% Senior Notes called for redemption, the amount of the next succeeding scheduled interest payment on such 3.350% Senior Notes will be reduced by the amount of interest accrued to such Redemption Date.
“Stated Maturity” means September 17, 2029.
“Treasury Rate” means, with respect to any applicable Redemption Date, the rate per year equal to the semi-annual equivalent yield to maturity (computed as of the third Business Day immediately preceding that Redemption Date) of the Comparable Treasury Issue related to the 3.350% Senior Notes being redeemed, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that Redemption Date.
SECTION 103.    Payment of Principal and Interest. The principal of the 3.350% Senior Notes shall be due at the Stated Maturity. The unpaid principal amount of the 3.350% Senior Notes shall bear interest at the rate of 3.350% per annum until paid or duly provided for, such interest to accrue from the Original Issue Date or from the most recent Interest Payment Date to which interest has been paid or duly provided for. Interest shall be paid semiannually in arrears on each Interest Payment Date to the Person in whose name the 3.350% Senior Notes are registered on the Regular Record Date for such Interest Payment Date; provided that interest payable at the Stated Maturity of principal or upon redemption or repurchase as provided herein will be paid to the Person to whom principal is payable. Any such interest that is not so punctually paid or duly provided for will forthwith cease to be payable to the Holders on such Regular Record Date and may either be paid to the Person or Persons in whose name the 3.350% Senior Notes are registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the

Trustee (in accordance with Section 307 of the Original Indenture), notice whereof shall be given to Holders of the 3.350% Senior Notes not less than ten (10) days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange, if any, on which the 3.350% Senior Notes may be listed, and upon such notice as may be required by any such exchange, all as more fully provided in the Original Indenture.
Payments of interest on the 3.350% Senior Notes will include interest accrued to but excluding the respective Interest Payment Dates. Interest payments for the 3.350% Senior Notes shall be computed and paid on the basis of a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on the 3.350% Senior Notes is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or payment in respect of any such delay), in each case with the same force and effect as if made on the date the payment was originally payable.
Payment of the principal and interest on the 3.350% Senior Notes shall be made at the office of the Paying Agent in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, with any such payment that is due at the Stated Maturity of any 3.350% Senior Notes being made upon surrender of such 3.350% Senior Notes to the Paying Agent. Payments of interest (including interest on any Interest Payment Date) will be made, subject to such surrender where applicable, at the option of the Company, (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (ii) by wire transfer at such place and to such account at a banking institution in the United States as may be designated in writing to the Trustee at least sixteen (16) days prior to the date for payment by the Person entitled thereto. In the event that any date on which principal and interest is payable on the 3.350% Senior Notes is not a Business Day, then payment of the principal and interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or payment in respect of any such delay), in each case with the same force and effect as if made on the date the payment was originally payable.
SECTION 104.    Denominations. The 3.350% Senior Notes may be issued in denominations of $2,000 and integral multiples of $1,000 in excess thereof.
SECTION 105.    Global Securities. The 3.350% Senior Notes will be issued initially in the form of one or more Global Securities registered in the name of the Depositary (which shall be DTC) or its nominee. Except under the limited circumstances described below, 3.350% Senior Notes represented by such Global Securities will not be exchangeable for, and will not otherwise be issuable as, 3.350% Senior Notes in definitive form. The Global Securities described above may not be transferred except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or to a successor Depositary or its nominee.
Owners of beneficial interests in such a Global Security will not be considered the Holders thereof for any purpose under the Indenture, and no Global Security representing a 3.350% Senior Note shall be exchangeable, except for another Global Security of like denomination and tenor to be registered in the name of the Depositary or its nominee or to a successor Depositary or its nominee or except as described below. The rights of Holders of such Global Security shall be exercised only through the Depositary. For the avoidance of doubt, where this Fourteenth Supplemental Indenture or the 3.350% Senior Notes provide for notice of any event or any other communication to a Holder, such notice shall be sufficiently given if given to the Depositary (or its designee) pursuant to the standing instructions from the Depositary (or its designee), including by electronic mail in accordance with accepted practices at the Depositary.
A Global Security shall be exchangeable for 3.350% Senior Notes registered in the names of persons other than the Depositary or its nominee only if (i) the Depositary notifies the Company that it is unwilling or unable to continue as a Depositary for such Global Security and no successor Depositary shall have been appointed by the Company within 90 days of receipt by the Company of such notification, or if at any time the Depositary ceases to be a clearing agency registered under the Exchange Act at a time when the Depositary is required to be so registered to act as such Depositary and no successor Depositary shall have been appointed by the Company within 90 days after it becomes aware of such cessation, or (ii) the Company in its sole discretion determines that such Global Security shall be so exchangeable. Any Global Security that is exchangeable pursuant to the preceding sentence shall be exchangeable for 3.350% Senior Notes registered in such names as the Depositary shall direct.
SECTION 106.    Optional Redemption. At any time prior to the Par Call Date, the 3.350% Senior Notes are redeemable, at the Company’s option, in whole at any time or in part from time to time, upon notice transmitted to the registered address of each Holder of the 3.350% Senior Notes at least 15 days but not more than 60 days before the Redemption Date, at a Redemption Price equal to the greater of (1) 100% of the principal amount of the 3.350% Senior Notes to be redeemed and (2) the sum of the present values of the Remaining Scheduled Payments on such 3.350% Senior Notes calculated as if such 3.350% Senior Notes matured on the Par Call Date, exclusive of interest accrued to the Redemption Date, and discounted to the Redemption Date, on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months), at a rate equal to the sum of the applicable Treasury Rate plus 25 basis points. Accrued and unpaid interest will be paid to, but excluding, the Redemption Date.
At any time on or after the Par Call Date, the 3.350% Senior Notes are redeemable, at the Company’s option, in whole at any time or in part from time to time, upon notice transmitted to the registered address of each Holder of the 3.350% Senior Notes at least 15 days but not more than 60 days before the Redemption Date, at a Redemption Price equal to 100% of the principal amount of the 3.350% Senior Notes to be redeemed plus accrued and unpaid interest thereon to, but excluding, the Redemption Date.
On and after a Redemption Date, interest will cease to accrue on the 3.350% Senior Notes called for redemption (unless the Company defaults in the payment of the Redemption Price and accrued interest). On or before a Redemption Date, the Company shall deposit with the Paying Agent or the Trustee money sufficient to pay the Redemption Price of and accrued interest on the 3.350% Senior Notes to be redeemed on that date. If less than all of the 3.350% Senior Notes are to be redeemed, the 3.350% Senior Notes to be redeemed shall be selected by DTC in accordance with its then applicable procedures.
This Section 106 has been included in this Fourteenth Supplemental Indenture expressly and solely for the benefit of the 3.350% Senior Notes.
SECTION 107.    Sinking Fund. The 3.350% Senior Notes shall not have a sinking fund.
SECTION 108.    Additional Interest. Any principal of and installment of interest on the 3.350% Senior Notes that is overdue shall bear interest at the rate of 3.350% (to the extent that the payment of such interest shall be legally enforceable), from the dates such amounts are due until they are paid or made available for payment, and such interest shall be payable on demand.
SECTION 109.    Paying Agent. The Trustee shall initially serve as Paying Agent with respect to the 3.350% Senior Notes, with the Place of Payment initially being the Corporate Trust Office of the Trustee.
SECTION 110.    Limitation on Liens. The Company and its Material Subsidiaries may not issue, assume, incur or guarantee any indebtedness for borrowed money secured by a mortgage, pledge, lien or other encumbrance, directly or indirectly, upon any shares of the Voting Stock of a Material Subsidiary which shares are owned by the Company or its Material Subsidiaries without effectively providing that the 3.350% Senior Notes (and if the Company so elects, any other indebtedness of the Company ranking on a parity with the 3.350% Senior Notes) shall be secured equally and ratably with, or prior to, any such secured indebtedness so long as such indebtedness remains outstanding. This Section 110 shall not apply to:
(i)    liens for taxes or assessments or governmental charges or levies not then due and delinquent or the validity of which is being contested in good faith or which are less than $1,000,000 in amount and liens created by or resulting from any litigation or legal proceeding which is currently being contested in good faith by appropriate proceedings or which involves claims of less than $1,000,000, or
(ii)    any mortgage, pledge, lien or other encumbrance upon any shares of Voting Stock of any corporation existing at the time such corporation becomes a Material Subsidiary and any extensions, renewals or replacements thereof.
(iii)    This Section 110 has been included in this Fourteenth Supplemental Indenture expressly and solely for the benefit of the 3.350% Senior Notes and shall be subject to covenant defeasance pursuant to Section 402(3) of the Original Indenture.
SECTION 111.    Events of Default. Article V of the Original Indenture is amended solely with respect to the 3.350% Senior Notes as follows:

(a)    Section 501 is amended and restated in its entirety as follows:
“Section 501. Events of Default.
‘Event of Default’, wherever used herein with respect to the 3.350% Senior Notes, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):
(1)    default in the payment of any interest on the 3.350% Senior Notes when such interest becomes due and payable, and continuance of such default for a period of 30 days; or
(2)    default in the payment of the principal of the 3.350% Senior Notes when due upon Maturity; or
(3)    default in the performance, or breach, of any covenant or warranty of the Company in this Indenture or the Security representing the 3.350% Senior Notes (other than (i) a covenant or warranty for which the consequences of breach or nonperformance are addressed elsewhere in this Section 501 or (ii) a covenant or warranty which has expressly been included in this Indenture or a Security of a series, whether or not by means of a supplemental indenture, solely for the benefit of Securities of a series other than the 3.350% Senior Notes), and continuance of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Outstanding 3.350% Senior Notes a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a ‘Notice of Default’ hereunder; or
(4)    (a) the failure of the Company to make any payment by the end of any applicable grace period after maturity of indebtedness, which term as used in this Section 501 means obligations (other than nonrecourse obligations) of the Company for borrowed money or evidenced by bonds, debentures, notes or similar instruments in an aggregate principal amount in excess of $100,000,000 (“Indebtedness”) and continuance of such failure, or (b) the acceleration of Indebtedness because of a default with respect to such Indebtedness without such Indebtedness having been discharged or such acceleration having been cured, waived, rescinded or annulled, in each case, for a period of 10 days after written notice to the Company by the Trustee or to the Company and the Trustee by the Holders of not less than 25% in aggregate principal amount of the Outstanding 3.350% Senior Notes; however, if any such failure or acceleration referred to in (a) or (b) above ceases or is cured, waived, rescinded or annulled, then the Event of Default by reason thereof shall be deemed not to have occurred; or
(5)    the Company pursuant to or under or within the meaning of any Bankruptcy Law:

(a)    commences a voluntary case or proceeding;
(b)    consents to the entry of an order for relief against it in an involuntary case or proceeding or the commencement of any case against it;
(c)    consents to the appointment of a Custodian of it or for any substantial part of its property;
(d)    makes a general assignment for the benefit of its creditors;
(e)    files a petition in bankruptcy or answer or consent seeking reorganization or relief; or
(f)    consents to the filing of such petition or the appointment of or taking possession by a Custodian; or
(6)    a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:
(a)    is for relief against the Company in an involuntary case or proceeding, or adjudicates the Company insolvent or bankrupt;
(b)    appoints a Custodian of the Company or for any substantial part of its property; or
(c)    orders the winding up or liquidation of the Company; and the order or decree remains unstayed and in effect for 90 days.
‘Bankruptcy Law’ means Title 11, United States Code, or any similar Federal or state law for the relief of debtors. “Custodian” means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.”
(d)    Section 502 is amended as follows:
(1)    The first paragraph shall be amended by deleting “33%” and replacing it with “25%” and by adding the following sentence at the end of the paragraph: “If an Event of Default specified in clauses (5) or (6) of Section 501 occurs and is continuing, then the principal of, and accrued interest on, all of the Outstanding 3.350% Senior Notes shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.”
(2)    The second paragraph shall be amended by deleting the period at the end and replacing it with “; and” and by adding the following clause immediately after clause (2): “(3) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction.”
SECTION 112.    Defeasance. In addition to the conditions set forth in Section 402 of the Original Indenture, in order for the Company to effect defeasance or covenant defeasance of the 3.350% Senior Notes, the Company must have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of the then Outstanding 3.350% Senior Notes will not recognize income, gain or loss for federal income tax purposes as a result of the defeasance or covenant defeasance and will be subject to federal income tax in the same amounts, in the same manner and at the same time as would have been the case if the defeasance or covenant defeasance had not occurred. In the case of a defeasance (but not of a covenant defeasance), the opinion must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable federal income tax laws.
ARTICLE II
MISCELLANEOUS PROVISIONS
SECTION 201.    Recitals by Company. The recitals in this Fourteenth Supplemental Indenture are made by the Company only and not by the Trustee (who makes no representation for or in respect of the validity or sufficiency of this Fourteenth Supplemental Indenture or for or in respect of the recitals contained herein), and all of the provisions contained in the Original Indenture in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect of the 3.350% Senior Notes and of this Fourteenth Supplemental Indenture as fully and with like effect as if set forth herein in full.
SECTION 202.    Incorporation of Original Indenture. As supplemented hereby, the Original Indenture is in all respects ratified and confirmed, and the Original Indenture and this Fourteenth Supplemental Indenture shall be read, taken and construed as one and the same instrument.
SECTION 203.    Executed in Counterparts. This Fourteenth Supplemental Indenture may be executed in several counterparts, each of which shall be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.
SECTION 204.    Assignment. The Company shall have the right at all times to assign any of its rights or obligations under the Indenture with respect to the 3.350% Senior Notes to a direct or indirect wholly owned subsidiary of the Company; provided that, in the event of any such assignment, the Company shall remain primarily liable for the performance of all such obligations. The Indenture may also be assigned by the Company in connection with a transaction described in Article Eight of the Original Indenture.
SECTION 205.    The Trustee. Any corporation or association into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation or association resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or association to which all or substantially all of the corporate trust business of the Trustee may be sold or otherwise transferred, shall be the successor trustee hereunder without any further act.
SECTION 206.    Requests by Trustee for Certificates. The Trustee may request that the Issuer deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture.
SECTION 207.    Consent to Jurisdiction. Any suit, action or proceeding arising out of or based upon this Fourteenth Supplemental Indenture or the 3.350% Senior Notes may be

instituted in any state or Federal court in the Borough of Manhattan, New York, New York, and any appellate court from any thereof, and each of the Company and the Trustee irrevocably submits to the non-exclusive jurisdiction of such courts in any suit, action or proceeding. Each of the Company and the Trustee irrevocably waives, to the fullest extent permitted by law, any objection to any suit, action or proceeding that may be brought in connection with this Fourteenth Supplemental Indenture or the 3.350% Senior Notes, including such actions, suits or proceedings relation to securities laws of the United States of America or any state thereof, in such courts whether on the grounds of venue, residence or domicile or on the ground that any such suit, action or proceeding has been brought in an inconvenient forum. Each of the Company and the Trustee agrees that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon it and may be enforced in any court to the jurisdiction of which it is subject by a suit upon such judgment.
SECTION 208.    Trial By Jury. EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS FOURTEENTH SUPPLEMENTAL INDENTURE, THE 3.350% SENIOR NOTES OR THE TRANSACTION CONTEMPLATED HEREBY.
SECTION 209.    Damages. In no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.
SECTION 210.    Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.
SECTION 211.    Delivery of Reports. Delivery of such information, documents or reports to the Trustee pursuant to Section 704 is for informational purposes only and the Trustee’s receipt thereof shall not constitute actual or constructive notice of any information contained therein or determinable from information contained therein, including, in the case of Section 704(2), the Company’s compliance with any of the covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).
SECTION 212.    FATCA. In order to comply with applicable tax laws, rules and regulations (inclusive of directives, guidelines and interpretations promulgated by competent authorities) in effect from time to time ("Applicable Law") to which a foreign financial institution, issuer, trustee, paying agent, holder or other institution is or has agreed to be subject to related to this Fourteenth Supplemental Indenture and the 3.350% Senior Notes, the Company agrees (i) to provide the Trustee with such reasonable information as it has in its possession to enable the Trustee to determine whether it has tax related obligations under Applicable Law and (ii) that the Trustee shall be entitled to make any withholding or deduction from payments under this Fourteenth Supplemental Indenture and the 3.350% Senior Notes to the extent necessary to comply with Applicable Law for which the Trustee shall not have any liability. The terms of this section shall survive the termination of this Fourteenth Supplemental Indenture.

[signature page follows]

IN WITNESS WHEREOF, each party hereto has caused this instrument to be signed in its name and behalf by its duly authorized officer, all as of the day and year first above written.
MARKEL CORPORATION

By: /s/ Jeremy A. Noble
Name:    Jeremy A. Noble
Title:    Senior Vice President and
Chief Financial Officer

By: /s/ Richard R. Grinnan
Name:    Richard R. Grinnan
Title:    General Counsel and Secretary

THE BANK OF NEW YORK MELLON, as Trustee

By: /s/ Francine Kincaid
Name:    Francine Kincaid
Title:    Vice President

EXHIBIT A
FORM OF
3.350% SENIOR NOTE DUE 2029
[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF [CEDE & CO.] OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO [CEDE & CO.], ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, [CEDE & CO.], HAS AN INTEREST HEREIN.]1
[THIS 3.350% SENIOR NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS 3.350% SENIOR NOTE MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS 3.350% SENIOR NOTE IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.]
REGISTERED    REGISTERED
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MARKEL CORPORATION
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$[___________]
3.350% SENIOR NOTES DUE 2029

No. A-[_____]	CUSIP No. 570535AU8 ISIN No. US570535AU83

Markel Corporation, a corporation duly organized and existing under the laws of Virginia (herein called the “Company,” which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to [Cede & Co.], or registered assigns (the “Holder”), the principal sum of____________ Dollars ($____________) on September 17, 2029 and to pay interest thereon from the Original Issue Date or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semiannually in arrears on March 17 and September 17 of each year, commencing on March 17, 2020, at the rate of 3.350% per annum, until the principal hereof is paid or made available for payment, provided that any principal, and any such installment of interest, that is overdue shall bear interest at the rate of 3.350% per annum (to the extent that the payment of such interest shall be legally enforceable), from the dates such amounts are due until they are paid or made available for payment, and such interest shall be payable on demand. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this 3.350% Senior Note (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the close of business on the Business Day preceding such Interest Payment Date; provided that with respect to 3.350% Senior Notes that are not represented by one or more Global Securities, the Regular Record Date shall be the close of business on the 15th calendar day (whether or not a Business Day) preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this 3.350% Senior Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of 3.350% Senior Notes not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the 3.350% Senior Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.
Payments of interest on the 3.350% Senior Notes will include interest accrued to but excluding the respective Interest Payment Dates. Interest payments for the 3.350% Senior Notes shall be computed and paid on the basis of a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on the 3.350% Senior Notes is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or payment in respect of any such delay), in each case with the same force and effect as if made on the date the payment was originally payable.
Payment of the principal of and interest on this 3.350% Senior Note will be made at the office of the Paying Agent, in the Borough of Manhattan, City and State of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, with any such payment that is due at the Stated Maturity of any 3.350% Senior Note being made upon surrender of such 3.350% Senior Note to such office or agency; provided, however, that at the option of the Company payment of interest, subject to such surrender where applicable, may be made (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (ii) by wire transfer at such place and to such account at a banking institution in the United States as may be designated in writing to the Trustee at least sixteen (16) days prior to the date for payment by the Person entitled thereto.
Reference is hereby made to the further provisions of this 3.350% Senior Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this 3.350% Senior Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.
Dated:                        Markel Corporation

By: ____________________________

Name:    __________________________

Title:    __________________________

CERTIFICATE OF AUTHENTICATION
This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.
Dated:                        THE BANK OF NEW YORK MELLON,
                        as Trustee

By:     ________________________
Authorized Officer

REVERSE OF 3.350% SENIOR NOTE
This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an Indenture, dated as of June 5, 2001, as heretofore supplemented and amended and as further supplemented by a Fourteenth Supplemental Indenture, dated as of September 17, 2019 (collectively, as amended or supplemented from time to time, herein called the “Indenture”, which term shall have the meaning assigned to it in such instrument), between the Company and The Bank of New York Mellon (as successor to The Chase Manhattan Bank), as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof (the “3.350% Senior Notes”) which is unlimited in aggregate principal amount.
If an Event of Default with respect to 3.350% Senior Notes shall occur and be continuing, the principal of the 3.350% Senior Notes may be declared due and payable in the manner and with the effect provided in the Indenture.
The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this 3.350% Senior Note shall be conclusive and binding upon such Holder and upon all future Holders of this 3.350% Senior Note and of any 3.350% Senior Note issued upon the registration of transfer hereof or in exchange therefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this 3.350% Senior Note.
As provided in and subject to the provisions of the Indenture, the Holder of this 3.350% Senior Note shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the 3.350% Senior Notes, the Holders of not less than a majority in principal amount of the 3.350% Senior Notes at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in principal amount of 3.350% Senior Notes at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this 3.350% Senior Note for the enforcement of any payment of principal hereof or premium, if any, or interest hereon on or after the respective due dates expressed or provided for herein.
No reference herein to the Indenture and no provision of this 3.350% Senior Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this 3.350% Senior Note at the times, place and rate, and in the coin or currency, herein prescribed.
As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this 3.350% Senior Note is registrable in the Security Register, upon surrender of this 3.350% Senior Note for registration of transfer at the office or agency of the Company in any place where the principal of, premium, if any, and interest on this 3.350% Senior Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or the Holder’s attorney duly authorized in writing, and thereupon one or more new 3.350% Senior Notes and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.
The 3.350% Senior Notes are issuable only in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, 3.350% Senior Notes are exchangeable for a like aggregate principal amount of 3.350% Senior Notes having the same Stated Maturity and of like tenor of any authorized denominations as requested by the Holder upon surrender of the 3.350% Senior Note or 3.350% Senior Notes to be exchanged at the office or agency of the Company.
No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.
Prior to due presentment of this 3.350% Senior Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this 3.350% Senior Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.
The 3.350% Senior Notes are redeemable, at the Company’s option, in whole at any time or in part from time to time, in the manner and with the effect provided in the Indenture.
All terms used in this 3.350% Senior Note that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

ABBREVIATIONS
The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:
TEN COM --                        as tenants in common

TEN ENT --                        as tenants by the entireties

JT TEN --                        as joint tenants with rights of survivorship
                            and not as tenants in common

UNIF GIFT MIN ACT --                ______________________ Custodian for
(Cust)

______________________
(Minor)

Under Uniform Gifts to Minors Act of
______________________
(State)

Additional abbreviations may also be used though not on the above list.

_________________________________________________________

FOR VALUE RECEIVED, the undersigned hereby sell(s) and transfer(s) unto___________________________ (please insert Social Security or other identifying number of assignee).
_____________________________________________________________________________
_____________________________________________________________________________
_____________________________________________________________________________
PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE OF ASSIGNEE
the within 3.350% Senior Note and all rights thereunder, hereby irrevocably constituting and appointing
______________________________________________________________________________
______________________________________________________________________________
______________________________________________________________________________
agent to transfer said 3.350% Senior Note on the books of the Company, with full power of substitution in the premises.
Dated:    _________________, ____

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular without alteration or enlargement, or any change whatever.

EXHIBIT B
CERTIFICATE OF AUTHENTICATION
This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.
Dated:                        THE BANK OF NEW YORK MELLON,
                        as Trustee

By: ____________________________
Authorized Officer